As filed with the Securities and Exchange Commission on October 22, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	37-1867101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11940 Jollyville Road, Suite 300-N

Austin, Texas 78759

(949) 614-0700

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Paul T. Anthony

Chief Financial Officer

CynergisTek, Inc.

11940 Jollyville Road, Suite 300-N

Austin, Texas 78759

(949) 614-0700 (telephone)

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

Copy to:

Alexander Pearson, Esq.

S. Chase Dowden, Esq.

Kirton McConkie PC

50 E. South Temple, Suite 400

Salt Lake City, UT 84111

(801) 328-3600 (telephone)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.001 par value per share	(1),(2)	(1)	(1),(2)	(1),(2)
Warrants	(1),(2)	(1)	(1),(2)	(1),(2)
Debt securities	(1),(2)	(1)	(1),(2)	(1),(2)
Units (4)	(1),(2)	(1)	(1),(2)	(1),(2)

Total	$15,000,000	$—	$15,000,000	$1,636.50(3)

(1)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

This registration statement covers such indeterminate principal amount or number of shares of common stock, debt securities, warrants and number of units of the registrant with an aggregate initial offering price not to exceed $15,000,000. The securities registered hereunder are to be issued from time to time and at prices to be determined. Any such securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered hereunder also include (i) an indeterminate number of shares of common stock, number of warrants and principal amount of debt securities as may from time to time be issued upon conversion or exchange of any warrants or debt securities registered hereunder, for which no separate consideration will be payable, and (ii) securities that may be purchased by underwriters to cover over-allotments, if any. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest and distributions, if any.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, warrants, and/or debt securities.

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock, $.001 par value per share, to be sold by selling stockholders	1,083,333	(2)	$1.52	$1,646,666.16	$179.65

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock as quoted on the NYSE American on October 16, 2020.

(2)

Represents (i) 583,333 issued and outstanding shares of the registrant’s common stock and (ii) 500,000 shares of the registrant’s common stock issuable upon exercise of certain outstanding warrants to purchase common stock, to be offered and sold, in each case, by the selling stockholders identified in this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell any of the securities being registered until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2020

PROSPECTUS

$15,000,000

CYNERGISTEK, INC.

COMMON STOCK

WARRANTS

DEBT SECURITIES

UNITS

1,083,333 SHARES OF COMMON STOCK TO BE OFFERED BY THE SELLING STOCKHOLDERS

We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $15,000,000. These securities may be convertible into or exchangeable for our other securities. This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

 This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

 We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the NYSE American under the symbol “CTEK.” On October 16, 2020, the closing price of our common stock was $1.55 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system. As of September 30, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was $15,220,091.70, based on 10,597,024 shares of outstanding common stock, of which 777,610 shares were held by affiliates, and a per share price of $1.55, based on the closing sale price of our common stock on October 16, 2020. Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in a twelve calendar month period so long as our public float remains below $75,000,000. As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus.

Some of our stockholders may sell up to 1,083,333 shares of our common stock, which includes 500,000 shares issuable upon the exercise of warrants, under this prospectus and any prospectus supplement. The selling stockholders acquired the shares of common stock offered by this prospectus in private placement transactions in reliance on exemptions from registration under the Securities Act.

INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

THE DATE OF THIS PROSPECTUS IS              , 2020.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Information Incorporated by Reference.”  Neither we, nor the selling stockholders, have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. If you receive any other information, you should not rely on it. The information contained in this prospectus and the accompanying prospectus supplement is accurate only as of the dates on the cover pages of this prospectus or the accompanying prospectus supplement, as applicable, the information incorporated by reference into this prospectus or the accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference. Any statement made in this prospectus, the accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only to the extent so modified or superseded. See “Information Incorporated by Reference.” We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $15,000,000. In addition, some of our stockholders may offer and sell up to 1,083,333 shares of our common stock under our shelf registration statement.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering, if those terms and risks are not described in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, may also add, update or change the information contained in this prospectus or in the documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us or any selling stockholder in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless the context otherwise requires, all references in this prospectus to “CynergisTek,” “us,” “our,” “we,” the “Company” or other similar terms are to CynergisTek, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contains forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the following risks and uncertainties: the Company’s ability to maintain and expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s access to capital, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic), economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic), and the adequacy of insurance. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may be further be, exacerbated by the COVID-19 pandemic, its impact on the healthcare industry, and the worsening economic environment.

 Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider the factors discussed under the heading “Risk Factors” contained in this prospectus in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

THE COMPANY

CynergisTek, Inc. (including our subsidiaries, CTEK Solutions, Inc., CTEK Security, Inc., Delphiis, Inc. and Backbone Enterprises, Inc.) (referred to collectively in this Annual Report, as “CynergisTek,” the “Company,” “we,” “our” and “us”) is engaged in the business of providing companies with cybersecurity, privacy and compliance services through three-year managed services agreements and short-term consulting and professional services engagements.  We primarily serve the healthcare industry and those businesses that support healthcare.   CynergisTek, Inc., a Delaware corporation, was incorporated in Delaware on July 25, 2017, as a wholly-owned subsidiary of Auxilio, Inc., a Nevada corporation (“Auxilio”). On September 7, 2017, Auxilio changed its name and state of incorporation from the State of Nevada to the State of Delaware by merging (the “Reincorporation”) with and into its wholly-owned subsidiary, CynergisTek, Inc., a Delaware corporation (the “Company” or “CynergisTek”), which was established for this purpose, pursuant to the terms of an Agreement and Plan of Merger, dated September 7, 2017, between Auxilio and the Company. A majority of the votes cast at Auxilio’s 2017 Annual Meeting of Stockholders held on June 8, 2017 voted to approve the Reincorporation.   Our principal executive offices are located at 11940 Jollyville Road, Suite 300N, Austin Texas, 78759.

Auxilio was incorporated in Nevada on August 29, 1995, under the name Corporate Development Centers, Inc. On April 1, 2004, we acquired Alan Mayo and Associates, Inc. dba The Mayo Group (“TMG”), a managed print company. TMG provided outsourced print management services to healthcare facilities throughout California, which services we provide as the successor-in-interest to TMG. After we acquired TMG, we changed our name to “Auxilio, Inc.” and changed the name of TMG’s former subsidiary to “Auxilio Solutions, Inc.” After Auxilio merged with and into CynergisTek, we changed the name of Auxilio Solutions, Inc. to CTEK Solutions, Inc. Effective July 1, 2014, we acquired Delphiis, Inc., a California corporation, which provides IT security consulting services.  On April 7, 2015, we acquired certain assets of Redspin, Inc. which provides IT security consulting services. On January 13, 2017, we acquired CynergisTek, Inc., a Texas corporation, which provides IT security consulting services and solutions.  After Auxilio merged with and into CynergisTek, we changed the name of CynergisTek, Inc., a Texas corporation, to “CTEK Security, Inc.” On November 1, 2019 we acquired Backbone Enterprises, Inc., a Minnesota corporation, which provides IT consulting services and solutions. Our common stock currently trades on the NYSE American under the symbol “CTEK.”

Principal Products and Services

We are a top-ranked cybersecurity, privacy and compliance service provider operating under the CynergisTek, Redspin and Backbone Consultants brands. We support the United States healthcare market to help organizations identify and protect against the ever-changing threat factors, to mature their security and privacy programs aligned to the globally recognized NIST frameworks and comply with regulations and standards including the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), Health Information Technology for Economic and Clinical Health Act (“HITECH”) Breach Notification Rule, Federal Trade Commission consumer protection guidelines and state privacy standards.

Our IT Security business, founded in 2004, is one of the few consulting and advisory companies focused in the healthcare industry.  Our years of experience of understanding the industry’s unique challenges allows us to provide our customers with services designed around industry best practices and a methodology to evaluate the rigor and effectiveness of their programs to improve security controls, policies and procedures and to protect patient health information. Our team of subject matter experts and consultants are comprised of knowledgeable professionals who have learned their craft both in the classroom and through years of practical on-the-job experience, including as policy makers, attorneys and leaders in cybersecurity, privacy and compliance.

Our services are categorized into four groups which are assessment and audit, technical testing, program development and remediation, and monitoring and advisory services. Fifty percent of these services are delivered under three year recurring managed services agreements with the rest provided under consulting or professional services engagements.

•Assessment and Audit Services - identify and measure security and privacy risk of an organization’s readiness and verify and validate their programs meet compliance and business objectives.

•Technical Testing Services - test the effectiveness of controls in an organization’s environment.

•Program Development and Remediation Services - develop policies and procedures and playbooks to help build out a fully comprehensive risk management program and provide resources to help organizations prioritize, implement and execute initiatives to strengthen their security and privacy programs.

•Monitoring and Advisory Services - provide on-going management and oversight of specific components of an organization’s security and privacy programs to address or give alerts when an issue arises and to offer our expertise that they need to accelerate the effectiveness of their programs.

As of March 20, 2019, the Company was focused exclusively on cybersecurity and privacy. Prior to March 20, 2019, we also provided managed print services (MPS).

Competition

The competition in the healthcare industry market for cybersecurity, privacy and compliance services generally come from large or niche consulting and technology firms and regional companies that offer multiple approaches but within a much smaller geographic footprint.  Examples include companies like Deloitte, Dell Secureworks, Fire Eye, Coal Fire, Fortified Health Security, Meditology and Clearwater Consulting.

We believe our analysis of the competitive landscape shows a very strong opportunity to provide the healthcare and adjacent industries with services to support the demand for security and privacy assessments, program development, offensive security testing and managed services, and we believe that we have a strong competitive position in the marketplace due to several important factors:

•We are not aware of many other vendors or service providers which have the majority of their business dedicated to addressing the healthcare industry. Our expertise and the depth of our client relationships are unmatched in the market.

•We believe our offering provides a unique approach to address workforce and expertise shortages. We are able to deploy knowledgeable resources to perform a predefined security role on-site or virtually for a defined amount of time, which results in our customers receiving staff with expertise they need while controlling their costs.

•We are not restricted to any single supplier, which allows us to bring the best hardware and software solutions to our customers. Our approach is to use the most appropriate technology to provide a superior solution without any prejudice as to manufacturer or developer.

•We believe our relationship with healthcare providers gives us an advantage when targeting the larger pool of potential clients in the business associate category, including leading Electronic Health Record (EHR) providers and medical device manufacturers who have recently been added as clients.

•We have a strong referral base within healthcare as a result of serving more than a thousand hospitals and other healthcare clients under managed services agreements.

•Our employees have a broad experience in and outside of healthcare to bring a wide range of knowledge and best practices. We have employees who were Chief Information Security Officers, Chief Information Officers and Chief Compliance Officers at some of the leading healthcare institutions. In addition, our subject matter experts and consultants maintain multiple industry certifications including CISSP, CISM, CGEIT, CRISC, CISA, CBCP, CCIE, CCNP, CCNA, CHPC, CHRC, CHC, CIPP, CHPS, MCSE, SCSA, SCNA, CIA, ISSMP, and ISSAP.

Customers

Most of our customers are considered part of the healthcare industry and third parties who provide services to the healthcare industry but also include customers that operate in a variety of industries, including education, financial services, government, Internet and media, and manufacturing. The loss of any key customer could have a material adverse effect upon our financial condition, business, prospects and results of operation. During the year ended December 31, 2019, our largest customer represented approximately 14% of our revenues.

Intellectual Property

Our success depends in part upon our ability to protect our core intellectual property. We rely on, among other things, confidentiality safeguards and procedures, and employee non-disclosure and invention assignment agreements to protect our intellectual property rights. We also license software from third parties for integration into our procedures, including open source software and other software available on commercially reasonable terms.

We control access to and use of our proprietary information through the use of internal and external controls, including contractual protections with employees, contractors, end-customers and partners, and our intellectual property is protected by U.S. and international trade secret laws. Despite our efforts to protect our proprietary information, unauthorized parties may still copy or otherwise obtain and use our proprietary information without our permission.

We maintain a database that contains the results of our assessment efforts. This allows us to anticipate our customers’ future needs by developing or offering existing services to meet those needs. These databases provide us with exclusive insight into the state of cybersecurity of our customers and the healthcare industry. We consider our intellectual property an important and valuable asset that enhances our competitive position.

We have a registered trademark for the name “CynergisTek” and for the Company’s logo.

Employees

As of December 31, 2019, we had 137 full-time employees and five part-time employees, including 101 employees engaged in providing services, 18 employees engaged in sales and marketing, and 18 employees engaged in general and administrative activities. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe our employee relations are good.

RISK FACTORS

An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, our most recent Quarterly Report on Form 10-Q and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference, as well as the information contained in this prospectus and in any prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless otherwise indicated in an accompanying prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering, we anticipate that the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, repayment of debt, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement or free writing prospectus relating to such securities. We will not receive any of the proceeds from the sale of common stock that may be sold by the selling stockholders; we may receive up to $1,250,000 from the exercise of the warrants, depending on the method of exercise.

SELLING STOCKHOLDERS

The selling stockholders may be our directors, executive officers, former directors, employees, former employees or other holders of our common stock. Each of the selling stockholders was granted registration rights in connection with private offerings conducted by the Company and elected to include the resale of such shares herein.  The common stock to be sold by the selling stockholders, including the shares of common stock issuable upon exercise of warrants, was acquired by the selling stockholders (i) in a private placement in October 2019, related to the acquisition of Backbone Enterprises, Inc.; and (ii) in a private placement in April 2020.

The following table sets forth certain information regarding the selling stockholders and the shares of common stock beneficially owned by each person or entity, which is based on information that is available to us as of September 30, 2020. The selling stockholders may offer shares under this prospectus from time to time and may elect to sell none, some or all of the shares (including shares issued upon exercise of warrants) set forth next to its name. As a result, we cannot estimate the number of shares of common stock that the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of such holder’s shares of common stock since the date on which it provided information for this table. We have not made independent inquiries about this.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of October 16, 2020 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.

			Common stock (1)
Name of Selling Stockholder (2)	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number and Percentage of Shares Owned After Offering (3)
Horton Capital Management, LLC	1,104,564 (4)	500,000 (4)	604,564 – 5.71%
Michael McMillan (5)	583,333	583,333	0 - **

**Ownership for such selling stockholder is less than 1%

(1)  We assume no purchase in this offering by the selling stockholders of any shares of our common stock.

(2)  A supplement to this prospectus pursuant to Rule 424(b) under the Securities Act will be used to post-effectively update this selling security holder table to reflect a transfer from a previously identified selling security holder. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(3)  Assumes that all shares offered by the selling stockholders will be sold. The aggregate percentage of shares reported owned by each person named herein is based upon a denominator that is the sum of: (i) 10,597,024 shares outstanding, and (ii) certain of the 500,000 shares underlying warrants. As of the close of business on August 19, 2020, due to a beneficial ownership limitation, exercise of the warrants are limited to 454,148 of the 500,000 shares underlying the warrant.

(4) Based on a Schedule 13D/A filed with the Securities and Exchange Commission on August 19, 2020 filed by Horton Capital Partners, LLC, a Delaware limited liability company and its affiliated persons or entities, including Horton Capital Management, LLC, a Delaware limited liability company, Horton Capital Partners Fund, LP, a Delaware limited partnership and Joseph M. Manko.  Includes 500,000 shares of stock issuable upon exercise of warrants held by Horton Capital Management, LLC; provided, however, that as of the close of business on August 19, 2020, a 9.99% beneficial ownership limitation limits the exercise of the warrants to 454,148 of the 500,000 shares underlying the warrant.

(5) Mr. McMillan is a director of the Company.  Mr. McMillan has been a director of the Company since January 13, 2017 and was an officer until July 31, 2019.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at-the-market offerings” (within the meaning of Rule 415(a)(4) of the Securities Act), or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•at a fixed price or prices, which may be changed;

•at market prices prevailing at the times of sale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•the name or names of the underwriters, if any;

•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•any over-allotment options under which underwriters may purchase additional securities from us;

•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•any public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time

The place, time of delivery and other terms of the offered securities will be described in the applicable prospectus supplement.

Sales by the Selling Stockholders

We have registered the shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale by the selling stockholders of the shares offered by this prospectus, except that we may receive proceeds from the exercise of warrants, depending on the method of exercise. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The prices at which the selling stockholders may sell the shares of common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties. The selling stockholders may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•a combination of any such methods of sale;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise any other method permitted pursuant to applicable law; or

•under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus.

There is limited trading history and volume in our common stock and we cannot be assured that a more active or liquid trading market for our common stock will develop or be sustained if it does develop, either of which could materially and adversely affect the market price of our common stock and the ability of stockholders to sell their shares at the volume, prices and times desired.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by an FINRA member or independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and in compliance.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 33,333,333 shares of common stock, $0.001 par value per share, and no shares of preferred stock.

The following is a summary of the material terms of our common stock.

Common stock

As of September 30, 2020, there were 10,597,024 shares of common stock outstanding. The following summary of certain provisions of our certificate of incorporation and bylaws, each as amended, is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, each as amended, copies of which may be obtained as described in “Available Information.”

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. According to our bylaws, if a quorum is present, action on a matter by the stockholders is approved if the votes cast by the stockholders favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by statute or the certificate of incorporation, in which case such greater number of votes shall be required. Our bylaws provide that a majority of the votes entitled to be cast on a matter by the stockholders constitutes a quorum of the stockholders for action on that matter. Our bylaws also provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed by stockholders holding at least a majority of the votes entitled to be cast at a meeting, unless the vote of a greater number of affirmative votes is required by statute or the certificate of incorporation, in which case the consent of the stockholders holding such greater number of votes shall be required.

As explained in more detail in our bylaws, as amended, our directors are elected by a majority of votes cast at annual or special meetings.  In a contested election (i.e., where the number of nominees exceeds the number of directors to be elected), directors are elected by a plurality of the votes cast.  If an incumbent director is not elected by a majority of votes cast, the incumbent director is required to promptly tender his or her resignation to the board of directors for consideration.  Our nominating and corporate governance committee will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken.  The board of directors, acting on such committee’s recommendation or on its own decision, as the case may be, will publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  Stockholders may not cumulate votes in the election of directors.

Dividend Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Upon liquidation each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our Company.

Our bylaws provide that our bylaws may be altered, amended or repealed by the affirmative vote of a majority of the members of the board of directors then in office, or by the holders of a majority of the outstanding voting stock of the Company.

Anti-Takeover Provisions Under Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws, each as amended, contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms, and increased value to our stockholders.

Certificate of Incorporation and Bylaw Provisions

The following summary of certain provisions of our certificate of incorporation and bylaws, each as amended, is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, each as amended, copies of which may be obtained as described in “Available Information.” Our certificate of incorporation, as amended, and bylaws, as amended, include provisions that, among others, could have the effect of delaying deferring or discouraging potential acquisition proposals and could delay or prevent a change of control of the Company. Such provisions include:

•Under our bylaws, as amended, special meetings of our stockholders may be called only by the vote of a majority of the entire board of directors, the chief executive officer or the chairman of the board of directors. Our stockholders may not call a special meeting of the stockholders.

•Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for elections as directors, other than nominations made by or at the directions of our board of directors or a committee thereof.

Delaware Law

Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (i) prior to such date, our board of directors approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or (iii) on or after the consummation date, the business combination is approved by our board of directors and by the affirmative vote at an annual or special meeting of stockholders holding at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is generally a person who, together with affiliates and associates of such person, (a) owns 15% or more of outstanding voting stock; or (b) is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the prior three years.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved b at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•the title of the warrants;

•the offering price for the warrants, if any;

•the aggregate number of the warrants;

•the designation and terms of the debt securities purchasable upon exercise of the warrants;

•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•the dates on which the right to exercise the warrants commence and expire;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•information relating to book-entry procedures, if any;

•if applicable, a discussion of material U.S. federal income tax considerations;

•anti-dilution provisions of the warrants, if any;

•redemption or call provisions, if any, applicable to the warrants; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock will describe the terms of the common stock warrants, including the following:

•the title of the warrants;

•the offering price for the warrants, if any;

•the aggregate number of the warrants;

•the designation and terms of the common stock that may be purchased upon exercise of the warrants;

•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•the number of shares and price of common stock that may be purchased upon exercise of a warrant;

•the dates on which the right to exercise the warrants commence and expire;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•if applicable, a discussion of material U.S. federal income tax considerations;

•anti-dilution provisions of the warrants, if any;

•redemption or call provisions, if any, applicable to the warrants; and

•any additional, material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement, and will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the Company or the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Prior to exercise of any warrants to purchase common stock, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, or upon exercise of a debt warrant, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities. The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee that will be named in the applicable prospectus supplement, and may be supplemented or amended from time to time following its execution. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

The form of indenture gives us broad authority to set the particular terms of each series of debt securities issued thereunder, including, without limitation, the right to modify certain of the terms contained in the indenture.

Except to the extent set forth in a prospectus supplement, the indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

General

The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount, that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):

•the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to such series of debt securities and whether such debt securities are convertible and/or exchangeable for other securities;

•the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

•the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

•the rate or rates (which may be fixed, floating or adjustable) at which the debt securities shall bear interest, if any, the method of calculating the rates, the date or dates from which interest shall accrue or the manner of determining those dates, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable, where the holders may surrender debt securities for conversion, transfer or exchange and where notices or demands to or upon us may be served;

•any provisions relating to the issuance of the debt securities at an original issue discount;

•the price or prices at which, the period or periods within which and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including, without limitation, the form or method of payment if other than in cash);

•our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder, the price at which, the period within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including, without limitation, the form or method of payment thereof if other than in cash) and any provisions for the remarketing of the debt securities;

•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy, or, if applicable, the portion of the principal amount which is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which such debt securities are issued;

•any events of default with respect to the debt securities, in lieu of or in addition to those set forth in the indenture and the remedies therefor;

•our obligation, if any, to permit the conversion or exchange of the debt securities of such series into common shares or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

•if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium, if any, make-whole amount, if any or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

•if the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which such election may be made and the time and manner of and identity of the exchange rate agent with responsibility for determining the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

• if the amount of the payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

•whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

•if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

•any other affirmative or negative covenants with respect to the debt securities, including certain financial covenants;

•whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee and any other provisions regarding the global securities;

•whether the debt securities are defeasible; and

•any other terms of a particular series.

Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium or make-whole amount or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or make-whole amount or interest required to be made on an interest payment date, redemption date or at maturity that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including, without limitation:

•failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•failure to make a payment of any interest on any debt security of such series when due;

•our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•certain events relating to our bankruptcy, insolvency or reorganization; and

•certain cross defaults.

If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The trustee under the indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•the type of securities into which they may be converted or exchanged;

•the conversion price or exchange ratio, or its method of calculation;

•whether conversion or exchange is mandatory or at the holder’s election;

•how and when the conversion price or exchange ratio may be adjusted; and

•any other important terms concerning the conversion or exchange rights.

Concerning the Trustee

We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. If applicable, we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•the title of the series of units;

•identification and description of the separate constituent securities comprising the units;

•the price or prices at which the units will be issued;

•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

• a discussion of certain United States federal income tax considerations applicable to the units; and

• any other terms of the units and their constituent securities.

LEGAL MATTERS

Kirton McConkie PC, Salt Lake City, Utah, will pass upon the validity of any securities that we offer from time to time pursuant to this prospectus and any related prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements, incorporated in this prospectus by reference to our Annual Report on Form 10-K, for the years ended December 31, 2019 and 2018, have been audited by Haskell & White LLP, our independent registered public accounting firm, and are so incorporated by reference hereto in reliance upon such report given upon the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

•inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room;

•obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•obtain a copy from the SEC website.

Our mailing address is 11940 Jollyville Road, Suite 300N, Austin, Texas 78759 and our Internet address is www.cynergistek.com. Our telephone number is (949) 614-0700. General information, financial news releases and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports are available free of charge on the SEC’s website at www.sec.gov. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering, and also between the date of the initial registration statement and prior to effectiveness of the registration statement.

The following documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

1.Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020.

2.Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020.

3.Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 14, 2020, February 28, 2020, March 30, 2020, April 7, 2020, April 9, 2020, April 20, 2020 and June 16, 2020.

4.A description of our $0.001 par value common stock being registered hereunder is contained in the section entitled “Description of Capital Stock” in the our Registration Statement on Form S-3 (File No. 333-220888) filed with the SEC on October 10, 2017, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to any person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: CynergisTek, Inc., 11940 Jollyville Road, Suite 300-N, Austin, Texas 78759, Attention: Investor Relations, (949) 614-0700 (telephone).

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to CynergisTek contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitations on Liability and Indemnification of Officers and Directors

The Company has entered into separate indemnification agreements with each of its directors and officers.  Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the certificate of incorporation, as amended, and bylaws, as amended, against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements, and (ii)  any liabilities incurred as a result of acting on behalf of the Company (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s certificate of incorporation and bylaws, each as amended. Our certificate of incorporation and bylaws provide similar indemnification for directors and officers.

Liability Insurance

We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our stockholders.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$15,000,000

CYNERGISTEK, INC.

COMMON STOCK

WARRANTS

DEBT SECURITIES

UNITS

1,083,333 SHARES OF COMMON STOCK TO BE OFFERED BY

SELLING STOCKHOLDERS

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We will pay all expenses incident to the offering and sale to the public of the securities being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. All amounts shown are estimates, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$1,816.15

Printing expenses	*

Counsel fees and expenses	*

Accounting fees and expenses	*

Stock exchange listing fees	*

Miscellaneous expenses	*

Total	$ *

*	These fees or expenses cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances.

Item 15.	Indemnification of Officers and Directors.

The Company is a Delaware corporation. The Delaware General Corporation Law, or DGCL, and certain provisions of the Company’s bylaws under certain circumstances provide for indemnification of the Company’s officers and directors against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to the Company’s bylaws.

Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.

A similar standard is applicable in the case of derivative actions (i.e., actions brought by or on behalf of the corporation), except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL permits that no director shall be personally liable to the Company or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•from any breach of the director’s duty of loyalty to the Company or its stockholders;

•from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•under Section 174 of the DGCL (unlawful payment of dividend or unlawful stock purchase or redemption); and

•from any transaction from which the director derived an improper personal benefit.

Section 145(g) of the DGCL grants the power to the Company to purchase and maintain insurance which protects the Company’s officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Company.

Indemnification Arrangements

The Company’s bylaws authorize the Company to indemnify its directors and officers to the maximum extent and in the manner permitted under Delaware law.

The Company’s bylaws provide that the Company will indemnify any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director, officer, manager, member, partner, trustee, or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation that was a predecessor corporation or other entity of the Corporation or of another enterprise at the request of such predecessor corporation or entity against expenses, judgments, fines, penalties, ERISA excise taxes, settlements, loss, liability, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person arising by reason of such person’s official capacity or anything done or not done in such person’s official capacity. The Company will provide such indemnification, including without limitation advancement of expenses, so long as the indemnitee is legally entitled thereto in accordance with applicable law.

The determination of entitlement to indemnification will be made: (A) by a majority vote of the directors of the Company who are not a party to the proceeding for which indemnity is sought (“Disinterested Directors”), even though less than a quorum of the board of directors; (B) by a committee of such Disinterested Directors, even though less than a quorum of the board of directors; (C) by a written opinion of independent legal counsel if (x) a change of control will have occurred and the potential indemnitee so requests or (y) a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; or (D) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination).

The Company’s bylaws also authorize the board of directors, in its discretion, to pay the expenses of any such action in advance of the final disposition of such action.  If applicable law so provides, such advancement will be made upon a written undertaking by the indemnitee to repay any advanced amounts if it shall ultimately be determined that he or she is not entitled to indemnification under the standard set by the DGCL and the Company’s bylaws.

The Company has entered into separate indemnification agreements with each of its directors and officers.  Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the certificate of incorporation, as amended, and bylaws, as amended, against any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s certificate of incorporation and bylaws, each as amended.

The Company is permitted by its bylaws to purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, member, partner, trustee, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability.  The Company maintains a Directors and Officers policy which covers certain liabilities of directors and officers of the Company.

Item 16.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 8, 2017).
3.2	By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 8, 2017).
4.1**	Form of Warrant Agreement.
4.2**	Form of Warrant Certificate.
4.3**	Form of Indenture between the Company and the Trustee to be designated therein relating to debt securities.
4.4	Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 1, 2019).
4.5	Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 7, 2020).
5.1*	Opinion of Kirton McConkie PC, a Professional Corporation.
23.1*	Consent of Kirton McConkie PC, a Professional Corporation (included in Exhibit 5.1).
23.2*	Consent of Haskell & White LLP (filed herewith)
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture.

*	Filed herewith.

**

To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

***	To be filed, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (1) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CYNERGISTEK, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 22, 2020.

CYNERGISTEK, INC.

By:	/S/ Caleb Barlow
Caleb Barlow,
Chief Executive Officer and President

By:	/S/ Paul T. Anthony
Paul T. Anthony,
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul T. Anthony and Caleb Barlow, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Caleb Barlow	Director, President and Chief Executive Officer	October 22, 2020
Caleb Barlow	(Principal Executive Officer and Director)

/s/ Robert McCashin	Director (Non-executive Chairman of the Board)	October 22, 2020
Robert McCashin

/s/ Paul T. Anthony	Chief Financial Officer, Secretary	October 22, 2020
Paul T. Anthony	(Principal Financial Officer and Accounting Officer)

/s/ Theresa Meadows	Director	October 22, 2020
Theresa Meadows

/s/ Michael McMillan	Director	October 22, 2020
Michael McMillan

/s/ Mark Roberson	Director	October 22, 2020
Mark Roberson

/s/ Dana Sellers	Director	October 22, 2020
Dana Sellers

/s/ Micael Loria	Director	October 22, 2020
Michael Loria